Exhibit 99.1

News Release

One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 9703 5503-684-7000	www.gbrx.com

For release:	July 10, 2020 6:00 a.m. EDT	Contact:	Lorie Tekorius, Investor Relations Justin Roberts, Investor Relations
Ph: 503-684-7000

Greenbrier Reports Fiscal Third Quarter 2020 Results

~ Operating cash flow exceeding $220 million ~

~ $1 billion liquidity target achieved ~

~ $2.7 billion backlog provides forward visibility ~

Lake Oswego, Oregon, July 10, 2020 – The Greenbrier Companies, Inc. (NYSE: GBX) (“Greenbrier”), a leading international supplier of equipment and services to global freight transportation markets, today reported financial results for its third fiscal quarter ended May 31, 2020.

Third Quarter Highlights

•

Achieved $1 billion liquidity target through combination of cash, borrowing capacity, and spending reductions. Liquidity consists of $735.3 million in cash and available borrowing capacity of $136.8 million; lower capital expenditures of $50.0 million, reduced annualized selling and administrative expense of $30.0 million and reduced annualized overhead expense of $65.0 million.

•

Generated operating cash flow in excess of $220.0 million in the quarter from decreases in working capital and robust syndication activity. This offset a working capital increase in the first six months of the year, resulting in nine months year-to-date operating cash flow of $89.0 million.

•

Diversified new railcar backlog as of May 31, 2020 was 26,700 units with an estimated value of $2.7 billion, including orders for 800 railcars valued at approximately $65.0 million received during the quarter.

•

Net earnings attributable to Greenbrier for the quarter were $27.8 million, or $0.83 per diluted share, on revenue of $762.6 million. Net earnings include a $2.5 million, net of tax, ($0.08 per share) of integration related expenses from the American Railcar Industries (ARI) acquisition and $4.8 million, net of tax, ($0.14 per share) of severance expenses.

•

Adjusted net earnings attributable to Greenbrier for the quarter were $35.1 million, or $1.05 per diluted share, excluding $7.3 million, net of tax, ($0.22 per share) of integration and severance expenses.

•	Effective tax rate of 41.2% in the quarter reflects unfavorable discrete items impacted by exchange rate volatility.

•	Adjusted EBITDA for the quarter was $99.9 million, or 13.1% of revenue.

•	Board declares a quarterly dividend of $0.27 per share, payable on August 19, 2020 to shareholders as of July 29, 2020.

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Greenbrier Reports Third Quarter Results (Cont.)	Page 2

William A. Furman, Chairman & CEO commented, “Greenbrier delivered strong operational results in the quarter while maintaining a constant focus on the safety and health of our employees through the pandemic and its related economic shocks. Third quarter performance reflects our near-term priorities of keeping our factories operating under essential industry status, significantly increasing liquidity and adjusting our capacity to align with our evolving demand expectations. Entering the fiscal fourth quarter Greenbrier’s cash position was $735.3 million. As we increased cash, our net debt decreased by over $190 million, the lowest level in four quarters. We have taken difficult measures required to achieve our liquidity and cost reduction targets. Greenbrier is exceptionally well-positioned to compete and succeed during this weaker period in the economy and our core markets.”

Business Update & Outlook

The COVID-19 pandemic has crystalized Greenbrier’s strategy for the balance of fiscal 2020 and into fiscal 2021. Most importantly, we are protecting our employees from its spread within the work environment. Since forming an incident response team to address the then-emerging crisis in late February, we have worked diligently to protect employees from the spread of COVID-19 while working in Greenbrier facilities. To date, a small fraction of our total workforce of over 13,000 employees have tested positive. We are very pleased that all affected employees have or are expected to recover. Community spread of COVID-19 has increased in recent weeks in many areas where we operate, requiring additional vigilance and employee communications. We are working toward maintaining a low incident rate of COVID-19 among our employees by remaining focused on their health and enhancing the preventative and remedial actions of the rapid response teams across the company.

We are also preserving the near-term and longer-term financial health of Greenbrier in response to the economic consequences of the pandemic. Maintaining cash flow and liquidity are essential components of Greenbrier’s current operating strategy. We have addressed our cost structure by reducing operating expenses and capital expenditures. Selling and administrative expenses for the quarter were $49 million and we expect further reductions in the fourth fiscal quarter. We have also executed a temporary restructuring of the GIMSA joint venture to improve profitability and cash flow for the partners. Depending on production scheduling, this restructuring alone could provide over $40 million of cash to Greenbrier through the first half of fiscal 2021 with an accompanying boost to earnings.

Greenbrier continues its manufacturing rationalization programs across our North American production network in response to current levels of demand. In the first three quarters of the year, we closed 11 rail productions lines and continue adjusting capacity to align with the demand outlook. As a result of these actions, total employment in North America has been reduced by about 40%, or about 5,300 employees, including both staff and production employees at the end of the third quarter. Despite these pressures, Greenbrier’s Manufacturing business delivered a total of 5,900 units in the quarter. Based on current backlog, we are left with minimal open production capacity for the remainder of both the fiscal and the calendar year.

Over the past 18 months, Greenbrier has accomplished many strategic objectives, including the acquisition of the manufacturing business of ARI, the largest in our history. These initiatives have produced a strong franchise, highlighted by industry leadership, product and geographic diversity.

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Greenbrier Reports Third Quarter Results (Cont.)	Page 3

While the rail sector globally has been weaker recently than normal, it is an important and vitally strategic industry to all economies worldwide. We expect its recovery will be a leading indicator of the broader economic recovery, post-pandemic. Greenbrier is focused on the safety of our employees, generating strong cash flow to maintain liquidity, and sizing our business to fit the lower demand environment. Achieving these priorities will ensure Greenbrier emerges strongly from today’s challenges.

Financial Summary

	Q3 FY20		Q2 FY20		Sequential Comparison – Main Drivers
Revenue	$762.6M		$623.8M		Higher deliveries reflecting increased syndication activity
Gross margin	14.1%		13.8%		Higher Leasing & Services gross margin % and strong Manufacturing gross margin dollars due to increased syndication activity
Selling and administrative	$49.5M		$54.6M		Reduced employee-related and travel & entertainment expenses from cost reduction initiatives partially offset by $1.8 million of severance expense
Interest and foreign exchange	$7.6M		$12.6M		Higher foreign exchange gain partially offset by higher interest expense due to precautionary borrowing on revolving facility
Adjusted EBITDA	$99.9M		$71.6M		Increased operating earnings
Effective tax rate	41.2%		28.9%		Higher quarterly rate reflects foreign currency discrete items
Net earnings attributable to noncontrolling interest	$8.1M		$6.4M		Increased deliveries from GIMSA JV partially offset by temporarily amended partnership agreement
Adjusted net earnings attributable to Greenbrier	$35.1M	(1)	$15.3M	(2)	Increased operating earnings reflecting higher deliveries and lower selling & administrative expense
Adjusted diluted EPS	$1.05	(1)	$0.46	(2)

(1)	Excludes expense of $2.5 million ($0.08 per share), net of tax, associated with ARI integration related expenses, and $4.8 million ($0.14 per share), net of tax, associated with severance expenses.

(2)	Excludes expense of $1.7 million ($0.05 per share), net of tax, associated with ARI integration related expenses.

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Greenbrier Reports Third Quarter Results (Cont.)	Page 4

Segment Summary

	Q3 FY20	Q2 FY20	Sequential Comparison – Main Drivers
Manufacturing
Revenue	$653.0M	$489.9M	Higher deliveries primarily from strong syndication activity
Gross margin	13.8%	13.8%	Increased syndication activity generates higher gross margin partially offset by $4.5 million of severance expense
Operating margin (1)	10.5%	9.4%
Deliveries (2)	5,400	3,700	Increase primarily reflects higher syndication activity
Wheels, Repair & Parts
Revenue	$82.0M	$91.2M	Reduced volume of wheelsets and parts
Gross margin	8.6%	7.5%	Improved repair network operating efficiencies
Operating margin (1)	4.6%	3.6%
Leasing & Services
Revenue	$27.5M	$42.7M	Prior quarter reflected higher volume of externally sourced railcar syndications; Activity is opportunistic and non-linear
Gross margin	37.4%	27.8%	Prior quarter reflected higher volume of externally sourced railcar syndications that are dilutive to gross margin but generate earnings and positive cash flow in short holding periods
Operating margin (1) (3)	43.0%	30.0%

(1)	See supplemental segment information on page 11 for additional information.

(2)	Excludes Brazil deliveries which are not consolidated into manufacturing revenue and margins.

(3)	Includes Net gain on disposition of equipment, which is excluded from gross margin.

Conference Call

Greenbrier will host a teleconference to discuss its third quarter 2020 results. In conjunction with this news release, Greenbrier has posted a supplemental earnings presentation to our website. Teleconference details are as follows:

•	July 10, 2020

•	8:00 a.m. Pacific Daylight Time

•	Phone: 1-630-395-0143, Password: “Greenbrier”

•	Real-time Audio Access: (“Newsroom” at http://www.gbrx.com)

Please access the site 10 minutes prior to the start time.

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Greenbrier designs, builds and markets freight railcars and marine barges in North America. Greenbrier Europe is an end-to-end freight railcar manufacturing, engineering and repair business with operations in Poland, Romania and Turkey that serves customers across Europe and in the nations of the Gulf Cooperation Council. Greenbrier builds freight railcars and rail castings in Brazil through two separate strategic partnerships. We are a leading provider of freight railcar wheel services, parts, repair, refurbishment and retrofitting services in North America through our wheels, repair & parts business unit. Greenbrier offers railcar management, regulatory compliance services and leasing services to railroads and related transportation industries in North America. Through unconsolidated joint ventures, we produce industrial and rail castings, and other components. Greenbrier owns a lease fleet of 8,800 railcars and performs management services for 391,000 railcars. Learn more about Greenbrier at www.gbrx.com.

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Greenbrier Reports Third Quarter Results (Cont.)	Page 5

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	May 31,	February 29,	November 30,	August 31,	May 31,
	2020	2020	2019	2019	2019
Assets
Cash and cash equivalents	$735,258	$169,899	$253,602	$329,684	$359,625
Restricted cash	8,704	8,569	8,648	8,803	21,471
Accounts receivable, net	261,629	326,229	313,786	373,383	330,385
Inventories	675,442	709,115	733,806	664,693	592,099
Leased railcars for syndication	136,144	255,073	135,319	182,269	130,489
Equipment on operating leases, net	355,841	385,974	396,187	366,688	376,241
Property, plant and equipment, net	719,155	723,326	730,730	717,973	478,502
Investment in unconsolidated affiliates	75,508	79,082	85,141	91,818	53,036
Intangibles and other assets, net	181,315	160,709	162,089	125,379	97,022
Goodwill	130,035	129,684	129,468	129,947	74,318

	$3,279,031	$2,974,660	$2,948,776	$2,990,637	$2,513,188

Liabilities and Equity
Revolving notes	$416,535	$37,196	$29,502	$27,115	$25,952
Accounts payable and accrued liabilities	488,969	499,898	527,789	568,360	473,106
Deferred income taxes	4,354	9,173	9,417	13,946	12,089
Deferred revenue	63,536	70,869	59,657	85,070	76,170
Notes payable, net	806,919	811,860	817,830	822,885	483,918
Contingently redeemable noncontrolling interest	30,611	30,782	31,723	31,564	24,722
Total equity - Greenbrier	1,291,221	1,286,472	1,281,808	1,276,730	1,262,315
Noncontrolling interest	176,886	201,410	191,050	164,967	154,916

Total equity	1,468,107	1,487,882	1,472,858	1,441,697	1,417,231

	$3,279,031	$2,947,660	$2,948,776	$2,990,637	$2,513,188

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Greenbrier Reports Third Quarter Results (Cont.)	Page 6

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts, unaudited)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2020	2019	2020	2019
Revenue
Manufacturing	$653,007	$681,588	$1,800,317	$1,629,396
Wheels, Repair & Parts	82,024	124,980	259,857	358,801
Leasing & Services	27,526	49,584	95,590	131,149

	762,557	856,152	2,155,764	2,119,346
Cost of revenue
Manufacturing	562,793	590,788	1,567,014	1,451,589
Wheels, Repair & Parts	75,001	119,821	241,266	339,254
Leasing & Services	17,232	38,971	61,428	95,554

	655,026	749,580	1,869,708	1,886,397
Margin	107,531	106,572	286,056	232,949
Selling and administrative expense	49,494	54,377	158,455	152,701
Goodwill impairment	—	10,025	—	10,025
Net gain on disposition of equipment	(8,775)	(11,019)	(19,431)	(37,474)

Earnings from operations	66,812	53,189	147,032	107,697
Other costs
Interest and foreign exchange	7,562	9,770	33,023	23,411

Earnings before income taxes and earnings (loss) from unconsolidated affiliates	59,250	43,419	114,009	84,286
Income tax expense	(24,421)	(13,008)	(37,878)	(24,391)

Earnings before earnings (loss) from unconsolidated affiliates	34,829	30,411	76,131	59,895
Earnings (loss) from unconsolidated affiliates	1,040	(4,564)	3,764	(4,883)

Net earnings	35,869	25,847	79,895	55,012
Net earnings attributable to noncontrolling interest	(8,097)	(10,599)	(30,825)	(19,043)

Net earnings attributable to Greenbrier	$27,772	$15,248	$49,070	$35,969

Basic earnings per common share:	$0.85	$0.47	$1.50	$1.10
Diluted earnings per common share:	$0.83	$0.46	$1.47	$1.08
Weighted average common shares:
Basic	32,690	32,603	32,660	32,623
Diluted	33,478	33,183	33,414	33,161
Dividends declared per common share	$0.27	$0.25	$0.79	$0.75

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Greenbrier Reports Third Quarter Results (Cont.)	Page 7

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Nine Months Ended May 31,
	2020	2019
Cash flows from operating activities
Net earnings	$79,895	$55,012
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Deferred income taxes	(11,450)	(20,478)
Depreciation and amortization	82,452	60,833
Net gain on disposition of equipment	(19,431)	(37,474)
Accretion of debt discount	4,102	3,268
Stock based compensation expense	8,265	10,792
Goodwill impairment	—	10,025
Noncontrolling interest adjustments	2,826	7,322
Other	568	1,916
Decrease (increase) in assets:
Accounts receivable, net	110,431	27,926
Inventories	12,555	(169,813)
Leased railcars for syndication	(38,826)	(43,796)
Other assets	(59,212)	(2,525)
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	(77,243)	30,581
Deferred revenue	(5,900)	(27,712)

Net cash provided by (used in) operating activities	89,032	(94,123)

Cash flows from investing activities
Proceeds from sales of assets	78,521	100,730
Capital expenditures	(55,326)	(149,945)
Investment in and advances to unconsolidated affiliates	(1,500)	(11,393)
Cash distribution from unconsolidated affiliates and other	11,273	1,986

Net cash provided by (used in) investing activities	32,968	(58,622)

Cash flows from financing activities
Net change in revolving notes with maturities of 90 days or less	214,932	(1,882)
Proceeds from revolving notes with maturities longer than 90 days	175,000	—
Proceeds from issuance of notes payable	—	225,000
Repayments of notes payable	(24,002)	(179,803)
Debt issuance costs	—	(2,974)
Dividends	(26,344)	(25,072)
Cash distribution to joint venture partner	(36,152)	(11,715)
Tax payments for net share settlement of restricted stock	(2,266)	(6,321)

Net cash provided by (used in) financing activities	301,168	(2,767)

Effect of exchange rate changes	(17,693)	(2,866)
Increase (decrease) in cash, cash equivalents and restricted cash	405,475	(158,378)
Cash and cash equivalents and restricted cash
Beginning of period	338,487	539,474

End of period	$743,962	$381,096

Balance Sheet Reconciliation
Cash and cash equivalents	$735,258	$359,625
Restricted cash	8,704	21,471

Total cash and cash equivalents and restricted cash as presented above	$743,962	$381,096

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Greenbrier Reports Third Quarter Results (Cont.)	Page 8

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, excluding backlog and delivery units, unaudited)

Reconciliation of Net earnings to Adjusted EBITDA

	Three Months Ended
	May 31,	February 29,
	2020	2020
Net earnings	$35,869	$20,015
Interest and foreign exchange	7,562	12,609
Income tax expense	24,421	7,463
Depreciation and amortization	23,114	30,003
Severance expense	6,341	—
ARI integration related costs	2,545	1,535

Adjusted EBITDA	$99,852	$71,625

Three Months Ended
May 31, 2020
Backlog Activity (units) (1)
Beginning backlog	30,800
Orders received	800
Production held as Leased railcars for syndication	(600)
Production sold directly to third parties	(4,300)

Ending backlog	26,700

Delivery Information (units) (1)
Production sold directly to third parties	4,300
Sales of Leased railcars for syndication	1,600

Total deliveries	5,900

(1)	Includes Greenbrier-Maxion, our Brazilian railcar manufacturer, which is accounted for under the equity method

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Greenbrier Reports Third Quarter Results (Cont.)	Page 9

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Operating Results by Quarter for 2020 are as follows:

	First	Second	Third	Total
Revenue
Manufacturing	$657,367	$489,943	$653,007	$1,800,317
Wheels, Repair & Parts	86,608	91,225	82,024	259,857
Leasing & Services	25,384	42,680	27,526	95,590

	769,359	623,848	762,557	2,155,764
Cost of revenue
Manufacturing	581,912	422,309	562,793	1,567,014
Wheels, Repair & Parts	81,892	84,373	75,001	241,266
Leasing & Services	13,366	30,830	17,232	61,428

	677,170	537,512	655,026	1,869,708
Margin	92,189	86,336	107,531	286,056
Selling and administrative expense	54,364	54,597	49,494	158,455
Net gain on disposition of equipment	(3,959)	(6,697)	(8,775)	(19,431)

Earnings from operations	41,784	38,436	66,812	147,032
Other costs
Interest and foreign exchange	12,852	12,609	7,562	33,023

Earnings before income tax and earnings from unconsolidated affiliates	28,932	25,827	59,250	114,009
Income tax expense	(5,994)	(7,463)	(24,421)	(37,878)

Earnings before earnings from unconsolidated affiliates	22,938	18,364	34,829	76,131
Earnings from unconsolidated affiliates	1,073	1,651	1,040	3,764

Net earnings	24,011	20,015	35,869	79,895
Net earnings attributable to noncontrolling interest	(16,342)	(6,386)	(8,097)	(30,825)

Net earnings attributable to Greenbrier	$7,669	$13,629	$27,772	$49,070

Basic earnings per common share (1)	$0.24	$0.42	$0.85	$1.50
Diluted earnings per common share (1)	$0.23	$0.41	$0.83	$1.47
Dividends declared per common share	$0.25	$0.27	$0.27	$0.79

(1)

Quarterly amounts may not total to the year to date amount as each period is calculated discretely. Diluted EPS is calculated by including the dilutive effect, using the treasury stock method, associated with shares underlying the 2.875% Convertible notes, 2.25% Convertible notes, restricted stock units that are not considered participating securities and performance based restricted stock units subject to performance criteria, for which actual levels of performance above target have been achieved.

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Greenbrier Reports Third Quarter Results (Cont.)	Page 10

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Operating Results by Quarter for 2019 are as follows:

	First	Second	Third	Fourth	Total
Revenue
Manufacturing	$471,789	$476,019	$681,588	$802,103	$2,431,499
Wheels, Repair & Parts	108,543	125,278	124,980	85,701	444,502
Leasing & Services	24,191	57,374	49,584	26,441	157,590

	604,523	658,671	856,152	914,245	3,033,591
Cost of revenue
Manufacturing	417,805	442,996	590,788	686,036	2,137,625
Wheels, Repair & Parts	100,978	118,455	119,821	81,636	420,890
Leasing & Services	13,207	43,376	38,971	13,036	108,590

	531,990	604,827	749,580	780,708	2,667,105
Margin	72,533	53,844	106,572	133,537	366,486
Selling and administrative expense	50,432	47,892	54,377	60,607	213,308
Net gain on disposition of equipment	(14,353)	(12,102)	(11,019)	(3,489)	(40,963)
Goodwill impairment	—	—	10,025	—	10,025

Earnings from operations	36,454	18,054	53,189	76,419	184,116
Other costs
Interest and foreign exchange	4,404	9,237	9,770	7,501	30,912

Earnings before income tax and earnings (loss) from unconsolidated affiliates	32,050	8,817	43,419	68,918	153,204
Income tax expense	(9,135)	(2,248)	(13,008)	(17,197)	(41,588)

Earnings before earnings (loss) from unconsolidated affiliates	22,915	6,569	30,411	51,721	111,616
Earnings (loss) from unconsolidated affiliates	467	(786)	(4,564)	(922)	(5,805)

Net earnings	23,382	5,783	25,847	50,799	105,811
Net earnings attributable to noncontrolling interest	(5,426)	(3,018)	(10,599)	(15,692)	(34,735)

Net earnings attributable to Greenbrier	$17,956	$2,765 $	15,248	$35,107	$71,076

Basic earnings per common share (1)	$0.55	$0.08	$0.47	$1.08	$2.18
Diluted earnings per common share (1)	$0.54	$0.08	$0.46	$1.06	$2.14
Dividends declared per common share	$0.25	$0.25	$0.25	$0.25	$1.00

(1)

Quarterly amounts may not total to the year to date amount as each period is calculated discretely. Diluted EPS is calculated by including the dilutive effect, using the treasury stock method, associated with shares underlying the 2.875% Convertible notes, 2.25% Convertible notes, restricted stock units that are not considered participating securities and performance based restricted stock units subject to performance criteria, for which actual levels of performance above target have been achieved.

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Greenbrier Reports Third Quarter Results (Cont.)	Page 11

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, unaudited)

Segment Information

Three months ended May 31, 2020:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$653,007	$1,151	$654,158	$68,445	$95	$68,540
Wheels, Repair & Parts	82,024	1,527	83,551	3,785	(393)	3,392
Leasing & Services	27,526	14,841	42,367	11,837	14,454	26,291
Eliminations	—	(17,519)	(17,519)	—	(14,156)	(14,156)
Corporate	—	—	—	(17,255)	—	(17,255)

	$762,557	$—	$762,557	$66,812	$—	$66,812

Three months ended February 29, 2020:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$489,943	$21	$489,964	$46,105	$1	$46,106
Wheels, Repair & Parts	91,225	5,133	96,358	3,320	(168)	3,152
Leasing & Services	42,680	15,240	57,920	12,793	14,384	27,177
Eliminations	—	(20,394)	(20,394)	—	(14,217)	(14,217)
Corporate	—	—	—	(23,782)	—	(23,782)

	$623,848	$—	$623,848	$38,436	$—	$38,436

	Total assets
	May 31, 2020	February 29, 2020
Manufacturing	$1,441,052	$1,535,118
Wheels, Repair & Parts	296,888	314,069
Leasing & Services	777,523	897,745
Unallocated	763,568	200,728

	$3,279,031	$2,947,660

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Greenbrier Reports Third Quarter Results (Cont.)	Page 12

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Reconciliation of common shares outstanding

The shares used in the computation of the Company’s basic and diluted earnings per common share are reconciled as follows:

	Three Months Ended
	May 31, 2020	February 29, 2020
Weighted average basic common shares outstanding (1)	32,690	32,661
Dilutive effect of convertible notes (2)	—	—
Dilutive effect of restricted stock units (3)	788	821

Weighted average diluted common shares outstanding	33,478	33,482

(1)

Restricted stock grants and restricted stock units that are considered participating securities, including some grants subject to certain performance criteria, are included in weighted average basic common shares outstanding when the Company is in a net earnings position.

(2)

The dilutive effect of the 2.875% Convertible notes issued in February 2017 and the 2.25% Convertible notes issued in July 2019 were excluded for the periods in which they were outstanding as the average stock price was less than the applicable conversion price and therefore was anti-dilutive.

(3)

Restricted stock units that are not considered participating securities and restricted stock units subject to performance criteria, for which actual levels of performance above target have been achieved, are included in weighted average diluted common shares outstanding when the Company is in a net earnings position.

Reconciliation of Net earnings attributable to Greenbrier to Adjusted net earnings attributable to Greenbrier

	Three Months Ended
	May 31, 2020	February 29, 2020
Net earnings attributable to Greenbrier	$27,772	$13,629
ARI integration related costs, net of tax (1)	2,539	1,665
Severance expense, net of tax (2)	4,803	—

Adjusted net earnings attributable to Greenbrier	$35,114	$15,294

(1)	Net of tax of $813 and $677, respectively.
(2)	Net of tax of $1,538.

Reconciliation of Diluted earnings per share to Adjusted diluted earnings per share

	Three Months Ended
	May 31, 2020	February 29, 2020
Diluted earnings per share	$0.83	$0.41
ARI integration related costs, net of tax	0.08	0.05
Severance expense, net of tax	0.14	—

Adjusted diluted earnings per share	$1.05	$0.46

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Greenbrier Reports Third Quarter Results (Cont.)	Page 13

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including any statements that are not purely statements of historical fact. Greenbrier uses words, and variations of words, such as “achieve,” “allow,” “believe,” “bolster,” “continue,” “estimates,” “exceed,” “is,” “maintain,” “may,” “plans,” “potential,” “should,” “succeed,” “support,” “target,” “will,” “can,” “well-positioned,” and similar expressions to identify forward-looking statements. These forward-looking statements include, without limitation, statements about future liquidity; positioning to compete and succeed; targeting available capital; as well as other information regarding future performance and strategies and appear throughout this press release including in the headlines and the sections “Third Quarter Highlights” and “Business Update.” These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements.

Factors that might cause such a difference include, but are not limited to, the COVID-19 coronavirus pandemic and the governmental reaction to COVID-19 and the related significant global decline in general economic activity having a materially negative impact on our business, liquidity and financial position, results of operations, stock price, and our ability to convert backlog to revenue; our inability to increase our liquidity and borrowing base as we anticipate or being delayed in doing so; inability to implement cost savings in the amounts or timelines that we have planned; the cyclical nature of our business, economic downturns and a rising interest rate environment; changes in our product mix due to shifts in demand or fluctuations in commodity and energy prices; a decline in performance or demand of the rail freight industry; an oversupply or increase in efficiency in the rail freight industry; difficulty integrating acquired businesses or joint ventures; inability to convert backlog to future revenues; risks related to our operations outside of the U.S., including anti-bribery violations; governmental policy changes impacting international trade and corporate tax; the loss of or reduction of business from one or more of our limited number of customers; inability to lease railcars at satisfactory rates, or realize expected residual values on sale of railcars at the end of a lease; shortages of skilled labor, increased labor costs, or failure to maintain good relations with our workforce; equipment failures, technological failures, costs and inefficiencies associated with changing of production lines, or transfer of production between facilities; inability to compete successfully; suitable joint ventures, acquisition opportunities and new business endeavors may not be identified or concluded; inability to complete capital expenditure projects efficiently, or to cause capital expenditure projects to operate as anticipated; inability to design or manufacture products or technologies, or to achieve timely certification or market acceptance of new products or technologies; unsuccessful relationships with our joint venture partners; environmental liabilities, including the Portland Harbor Superfund Site; the timing of our asset sales and related revenue recognition may result in comparisons between fiscal periods not being accurate indicators of future performance; attrition within our management team or unsuccessful succession planning for members of our senior management team and other key employees who are at or nearing retirement age; changes in the credit markets and the financial services industry; volatility in the global financial markets; our actual results differing from our announced expectations; fluctuations in the availability and price of energy, freight transportation, steel and other raw materials; inability to procure specialty components or services on commercially reasonable terms or on a timely basis from a limited number of suppliers; our existing indebtedness may limit our ability to borrow additional amounts in the future, may expose us to increasing interest rates, and may expose us to a material adverse effect on our business if we are unable to service our debt or obtain additional financing; train derailments or other accidents or claims; changes in or failure to comply with legal and regulatory requirements; an adverse outcome in any pending or future litigation or investigation; potential misconduct by employees; labor strikes or work stoppages; the volatility of our stock price; dilution to investors resulting from raising additional capital or due to other reasons; product and service warranty claims; misuse of our products by third parties; write-downs of goodwill or intangibles in future periods; conversion at our option of our outstanding convertible notes resulting in dilution to our then-current stockholders; as a holding company with no operations, our reliance on our subsidiaries and joint ventures and their ability to make distributions to us; our governing documents, the terms of our convertible notes, and Oregon law could make a change of control or acquisition of our business by a third party difficult; the discretion of our Board of Directors to pay or not pay dividends on our common stock; fluctuations in foreign currency exchange rates; inability to raise additional capital to operate our business and achieve our business objectives; shareholder activism could cause us to incur significance expense, impact our stock price, and hinder execution of our business strategy; cybersecurity risks; updates or changes to our information technology systems resulting in problems; inability to protect our intellectual property and prevent its improper use by third parties; claims by third parties that our

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Greenbrier Reports Third Quarter Results (Cont.)	Page 14

products or services infringe their intellectual property rights; liability for physical damage, business interruption or product liability claims that exceed our insurance coverage; inability to procure adequate insurance on a cost-effective basis; changes in accounting standards or inaccurate estimates or assumptions in the application of accounting policies; fires, natural disasters, severe weather conditions or public health crises; unusual weather conditions which reduce demand for our wheel-related parts and repair services; business, regulatory, and legal developments regarding climate change which may affect the demand for our products or the ability of our critical suppliers to meet our needs; repercussions from terrorist activities or armed conflict; unanticipated changes in our tax provisions or exposure to additional income tax liabilities; the inability of certain of our customers to utilize tax benefits or tax credits; and suspension or termination of our share repurchase program. More information on these risks and other potential factors that could cause our results to differ from our forward-looking statements is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and subsequent Form 10-Q filings. Except as otherwise required by law, the Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.

Adjusted Financial Metric Definitions

Adjusted EBITDA, Adjusted net earnings attributable to Greenbrier and Adjusted diluted EPS are not financial measures under generally accepted accounting principles (GAAP). These metrics are performance measurement tools used by rail supply companies and Greenbrier. You should not consider these metrics in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because these metrics are not a measure of financial performance under GAAP and are susceptible to varying calculations, the measures presented may differ from and may not be comparable to similarly titled measures used by other companies.

We define Adjusted EBITDA as Net earnings before Interest and foreign exchange, Income tax expense, Depreciation and amortization and excluding the impact associated with items we do not believe are indicative of our core business or which affect comparability. We believe the presentation of Adjusted EBITDA provides useful information as it excludes the impact of financing, foreign exchange, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s core business. We believe this assists in comparing our performance across reporting periods.

Adjusted net earnings attributable to Greenbrier and Adjusted diluted EPS excludes the impact associated with items we do not believe are indicative of our core business or which affect comparability. We believe this assists in comparing our performance across reporting periods.

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